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                            SCHEDULE 14A INFORMATION
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                        REAL ESTATE ASSOCIATES LIMITED VI

                (Name of Registrant as Specified in Its Charter)

                              BOND PURCHASE, L.L.C.

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                              Bond Purchase, L.L.C.
                                 104 Armour Road
                        North Kansas City, Missouri 64116

                                                               December 13, 2001

                           NAPICO AND CASDEN SELL OUT

Dear Fellow Limited Partner:

     Apartment Investment and Management Company ("AIMCO"), the nations largest owner and operator of apartments, announced on December 4, 2001, that it has agreed to acquire 100% ownership of 17,383 apartment units through the acquisition of Casden Properties, a Los Angeles based private Real Estate Investment Trust ("REIT"). The $1.5 billion acquisition is comprised of, among other properties, 11,027 affordable apartment units (located in 25 states) and National Partnership Investment Corporation ("NAPICO"), a subsidiary of Casden Properties, which as a general partner controls more than 400 properties with more than 41,000 units - this acquisition by AIMCO includes the REAL III Partnership.

                 NAPICO & CASDEN SELL OUT FOR OVER $1.5 BILLION!
                              WHAT DO YOU RECEIVE?

     In a word -- NOTHING! The sale of the REAL III partnership to AIMCO is not a liquidation of the Partnership, it is a sale of NAPICO's and Casden's controlling interest as general partner[s] and the management contract for the Partnership. You, as a limited partner, will receive nothing.

     NAPICO had claimed repeatedly in its communications to you that it had been trying to negotiate the sale of the remaining assets of REAL III since 1998. It claimed the process was difficult and complicated by the local limited partnerships, however, it is clear to us that the process was uncomplicated enough that NAPICO was able to negotiate a deal in its own best interest with no regard for the fate of the limited partners.

     NAPICO committed to distributing up to 3 million dollars by the end of this year in a June 11, 2001, letter to its limited partners. Approximately 5.6 million dollars have been held by NAPICO since 1998, money on which you have already paid taxes. Will NAPICO honor its commitment in light of current developments? We believe they are bound by their written commitment and we will continue to press NAPICO to distribute the limited partner's cash. Your support of Bond Purchase's efforts by returning a completed BLUE consent card voting FOR proposals 1 and 2 to replace NAPICO and elect Bond Purchase's affiliate, New G.P., as the new general partner will help ensure that the Partnership's cash is distributed now that NAPICO is washing its hands of the REAL III partnership.

     Further, we believe NAPICO and Casden claimed they would distribute the cash held by the partnership with no real intention of making such a distribution. NAPICO used its promise of a distribution as a ploy to entice you to remain loyal to it while negotiating secretly behind your back to cash out and walk away from the Partnership leaving you holding the bag.


                     DOES NAPICO STILL DESERVE YOUR LOYALTY?

     Many limited partners have supported Bond Purchase by executing their BLUE consent form and electing to remove NAPICO as the general partner and to elect Bond Purchase's affiliate, New G.P., as the new general partner. We have spoken to many other limited partners who have not yet made a decision because, while they are dissatisfied with their return on investment and NAPICO's management over the last 20 years, they have been willing to give

NAPICO the benefit of the doubt. The December 4, 2001, press release, we believe, makes clear NAPICO's willingness to put its interest before yours. Now that NAPICO has cashed out without any regard to your fate, do they still deserve your continued support?

     NAPICO claims that: 1) its publicly announced intent to dispose of the Partnership assets and liquidate, 2) its intimate working knowledge of the properties and 3) its continuing negotiations with each and every local limited partner were reasons for it to expect your support. Although we never believed there was any merit to these claims to start with, now that NAPICO has cashed out and AIMCO will become the new general partner, we believe our plan to liquidate the partnership is the best chance for limited partners to maximize any remaining value in the partnership as quickly as possible.

     Please take this opportunity to evaluate your decision in light of the recent developments concerning the sale of the Partnership. We hope you agree with us that NAPICO, having negotiated the sale of its interest in and management of the Partnership behind your back and without your approval, does not deserve your support or your loyalty.

     Bond Purchase is committed to:

     o distributing any remaining excess cash in the Partnership;

     o reducing management fees by at least 10% and lowering expenses until the Partnership can be liquidated; and

     o liquidating the Partnership as soon as possible while maximizing any remaining value after NAPICO pulls out.

     If you have not voted or are unsure if you have returned a revocation, please take this opportunity to mark, sign, date and return the enclosed BLUE consent form in the postage paid envelope provided or for your convenience you may fax your vote toll free 1.866.470.4300.

     If you have any questions or need assistance with voting your units, please contact N.S. Taylor & Associates, Inc. who is assisting us with this matter. They can be reached toll free at 1.800.711.8662.

     This letter is being mailed to limited partners on or about December 13, 2001.

     Thank you for your continued support.


                                                  Very Truly Yours,

                                                  Bond Purchase, L.L.C.

                               [Form of Consent]
                        Real Estate Associates Limited VI
              a California Limited Partnership (the "Partnership")

                           CONSENT OF LIMITED PARTNER

          THIS CONSENT IS SOLICITED ON BEHALF OF BOND PURCHASE, L.L.C.

LIMITED PARTNERS WHO RETURN A SIGNED CONSENT BUT FAIL TO INDICATE THEIR APPROVAL OR DISAPPROVAL AS TO ANY MATTER WILL BE DEEMED TO HAVE VOTED TO APPROVE SUCH
MATTER.  THIS  CONSENT  IS  VALID  FROM THE DATE OF ITS  EXECUTION  UNLESS  DULY
REVOKED.

  THIS CONSENT CARD WILL REVOKE ANY PREVIOUSLY EXECUTED REVOCATION OF CONSENT.

The undersigned has received the Consent Solicitation Statement dated June 8, 2001, as amended December 13, 2001 ("Consent Solicitation Statement") by Bond Purchase, L.L.C., a Missouri limited liability company ("Bond Purchase"), seeking the approval by written consent of the following proposals:

(1)  the  removal  of  the  current  general  partners,   National   Partnership
Investments Corp., a California corporation and National Partnership Investment Associates, a California limited partnership; and

(2) the continuation of the Partnership and the election of New G.P. as the new general partner of the Partnership (which is conditioned on the approval of proposal (1) above).

Each of the undersigned, by signing and returning this Consent, hereby constitutes and appoints Bond Purchase, acting through its officers and employees as his or her attorney-in-fact for the purposes of executing any and all documents and taking any and all actions required under the Partnership Agreement in connection with this Consent and the Consent Solicitation Statement or in order to implement an approved proposal; and hereby votes all limited partnership interests of the Partnership held of record by the undersigned as follows for the proposals set forth above, subject to the Consent Solicitation Statement.

Proposal                                          FOR       AGAINST      ABSTAIN


1. Removal of General Partners                    [ ]        [ ]            [ ]

2. Continuation of the Partnership  and           [ ]        [ ]            [ ]
   election of new general partner,  New G.P.

(Please sign exactly as your name appears on the Partnership's records. Joint owners should each sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporation officers or others acting in representative capacity should indicate the capacity in which they sign and should give FULL title, and submit appropriate evidence of authority to execute the Consent)

                                            Dated: _______________________, 2001
                                                 (Important - please fill in)

                                            ____________________________________
                                                               Signature / Title

                                            ____________________________________
                                                               Signature / Title


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